UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) March 31, 2022

Palantir Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39540	68-0551851
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1555 Blake Street, Suite 250

Denver, Colorado 80202

(Address of principal executive offices and zip code)

(720) 358-3679

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	PLTR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry Into Material Definitive Agreement

On March 31, 2022, Palantir Technologies Inc. (the “Company”) and its subsidiary Palantir USG, Inc. (“Guarantor”) entered into Amendment No. 12 to Revolving Credit Agreement and Incremental Agreement, dated as of March 31, 2022 (the “Twelfth Amendment”), among the Company, the Guarantor, the lenders party thereto, and Morgan Stanley Senior Funding, Inc., as administrative agent (the “Administrative Agent”), pursuant to which (a) the Revolving Credit Agreement, dated as of October 7, 2014 (as amended, modified, or supplemented, the “Existing Credit Agreement”), among the Company, the Guarantor, the lenders party thereto, and the Administrative Agent, was amended and restated in its entirety (as so amended and restated, the “Credit Agreement”), (b) the existing Pledge and Security Agreement, dated as of December 20, 2019 (as amended, modified, or supplemented, the “Existing Security Agreement”), among the Company, the Guarantor and the Administrative Agent, was amended and restated in its entirety (as so amended and restated, the “Security Agreement”), and (c) the existing Guaranty Agreement, dated as of October 7, 2014 (as amended, modified, or supplemented, the “Existing Guaranty Agreement”), between the Guarantor in favor of the Administrative Agent, was amended and restated in its entirety (as so amended and restated, the “Guaranty Agreement”).

The Twelfth Amendment provides for, among other things, an extension of the revolving loan facility maturity date, an increase of $100.0 million from existing and new lenders to the revolving commitments under the Existing Credit Agreement, for total revolving commitments of $500.0 million, and an incremental loan facility of additional term loans or revolving loans in an aggregate principal amount up to the amount and upon the terms and conditions set forth in the Credit Agreement with one or more existing or new lenders upon mutual agreement between the Company and such lenders. As of the date hereof, no amounts are outstanding under the Credit Agreement. The Twelfth Amendment also made certain modifications to the representations, warranties and covenants of the Existing Credit Agreement, the Existing Security Agreement, and the Existing Guaranty Agreement, as applicable.

The foregoing descriptions of the Twelfth Amendment and the Credit Agreement, the Security Agreement, and the Guaranty Agreement attached thereto are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibit 10.1 hereto and incorporated by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 12 to Revolving Credit Agreement and Incremental Agreement, dated as of March 31, 2022, among the registrant, Palantir USG, Inc., the lenders party thereto, and Morgan Stanley Senior Funding, Inc., as Administrative Agent (including the Credit Agreement, dated as of October 7, 2014, the Pledge and Security Agreement, dated as of December 20, 2019, and the Guaranty Agreement dated as of October 7, 2014, each as amended and restated, and each among the registrant, Morgan Stanley Senior Funding, Inc. and the other parties thereto)

104	Cover page Interactive data file (embedded with in the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALANTIR TECHNOLOGIES INC.

By:	/s/ Alexander C. Karp
Alexander C. Karp Chief Executive Officer

Date: April 1, 2022